FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”), dated as of July __, 2012, is entered into by and between Ad-Vantage Networks, Inc., a Delaware corporation (“Grantor”), and JMG Exploration Group, Inc., a Nevada corporation (together with its successors, “Secured Party”).

RECITALS

A.

WHEREAS, pursuant to that certain Financing and Security Agreement, dated as of July 12, 2012 (as amended, restated, supplemented, refinanced, in whole or in part, replaced or otherwise modified from time to time, the “Financing Agreement”), by and between Grantor and Secured Party, Secured Party has agreed to make certain financings available to Grantor pursuant to the terms and conditions thereof.

B.

WHEREAS, Secured Party is willing to make the financial accommodations to Grantor as provided for in the Financing Agreement Indenture, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Patent Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree as follows:

1.

Incorporation of Recitals; Defined Terms. The foregoing Recitals are hereby incorporated herein as if restated in their entirety.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Financing Agreement.

2.

Grant of Security Interest in Patent Collateral. Grantor hereby grants to Secured Party a continuing first priority security interest (the “Security Interest”) in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a)

all of its Patents and any and licenses and other grants of rights relating to any Patents (“Patent Intellectual Property Licenses”) to which it is a party including those referred to on Schedule I hereto;

(b)

all reissues, continuations or extensions of the foregoing; and

(c)

all proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License.

3.

Security For Obligations. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Obligations and the Note and would be owed by Grantor to Secured Party, whether or not they are unenforceable or not allowable due to the existence of an insolvency or other similar proceeding involving Grantor.

4.

Security Agreement. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Secured Party, pursuant to the Financing Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.

Authorization To Supplement. If Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantor shall give prompt notice in writing to Secured Party with respect to any such new patent rights. Without limiting Grantor’s obligations under this Section 5, Grantor hereby authorizes Secured Party unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.

Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

7.

Construction. Unless the context of this Patent Security Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement refer to this Patent Security Agreement as a whole and not to any particular provision of this Patent Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

8.

Further Assurances  Further Assurances".  From and after the date hereof, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

[remainder of page left blank intentionally]

IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR

AD-VANTAGE NETWORKS, INC.

By:

/s/ David S. Grant

David Grant, Chief Executive Officer

State of California

)

County of Los Angeles

) ss.

On July __, 2012, before me, _________, a notary public for the State of California, personally, appeared ________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the persons, or the entities upon behalf of which he acted, executed the instrument.

Witness my hand and official seal.

                      Notary Public

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Licenses

Grantor	Country	Patent Title	Registration No.	Registration Date

Patent Applications

Grantor	Country	Patent Applic. Title	Registration No.	Filing Date